Period Ended February 29, 2004
John Hancock Tax-Free Bond Trust

John Hancock Tax-Free Bond Fund
Series 1
NAV per share - Class C        $10.46

Dividend per share - Class C  $0.208


John Hancock High Yield Municipal Bond Fund
Series 2
NAV per share - Class C         $8.41

Dividend per share - Class C   $0.205